Exhibit 10.7

FOUNDER PLEDGE AGREEMENT

This Founder Pledge Agreement (the “Agreement”) is made as of November 15, 2023 (the “Execution Date”) by and among HNR Acquisition Corp., a Delaware corporation (the “Company” or the “SPAC”) and the persons listed as Founders on the signature pages hereto (individually, each a “Founder” and, collectively, the “Founders”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, the Company has entered into that certain Amended and Restated Membership Interest Purchase Agreement, dated as of August 28, 2023 (the “MIPA”), CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), HNRA Upstream, LLC, a Delaware limited liability company (“OpCo”), HNRA Partner, Inc., a Delaware corporation (“SPAC Subsidiary” and together with SPAC and OpCo, collectively, “Buyer” and each a “Buyer”) and, solely with respect to Section 6.20 of the Agreement, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”), pursuant to which Buyer agreed to acquire all of Seller’s right, title and interest in and to one hundred percent (100%) of the outstanding membership interests of Pogo Resources, LLC (the “Pogo”);

WHEREAS, pursuant to the MIPA, OpCo will amend and restate its limited liability company agreement (the “A&R LLC Agreement”) whereby OpCo will authorize the issuance of 2,000,000 units as the Class A Convertible Preferred Units (the “Class A Preferred Units”);

WHEREAS, as part of the Aggregate Consideration (as defined in the MIPA) to be paid to the Seller by OpCo pursuant to the MIPA, OpCo has agreed to issue up to 2,000,000 Class A Preferred Units to Pogo Royalty, LLC, a Texas limited liability company and affiliate of Seller (“Pogo Royalty” and such number of shares of Class A Preferred Units actually issued to Pogo Royalty, the “Seller Units”) concurrent with the closing of the transactions contemplated by the MIPA (such date, the “Effective Date”);

WHEREAS, as a closing condition, a backstop agreement substantially in the form attached hereto as Exhibit A (the “Backstop Agreement”) is to be executed between SPAC, OpCo, Pogo Royalty, and the Founders; and

WHEREAS, to induce the Founders to execute the Backstop Agreement, SPAC desire to enter into this Agreement with the Founders.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Backstop Agreement; Trust Agreement. Prior to or on the Effective Date, the Founders shall enter into an escrow agreement, substantially in the form as attached hereto as Exhibit B (the “Trust Agreement”) and the Backstop Agreement. Pursuant to the Trust Agreement and the Backstop Agreement, the Founders shall place into trust 1,500,000 shares of SPAC’s Class A common stock, par value $0.0001 per share (the “SPAC Class A Common Stock”) as reflected on Exhibit C (the “Trust Shares”) once all Trust Shares are not restricted by transfer (the “Lockup Expiration Date”) pursuant to Section 3 of that certain letter agreement, by and between the SPAC and the Sponsor, dated February 10, 2022 (the “Letter Agreement”). The Founders agree not to sell or borrow against the Trust Shares, except for purposes of financing the purchase of the Seller Units as governed by the Backstop Agreement and the Trust Agreement until the termination of this Agreement or with the prior written consent of Pogo Royalty.

Section 2. Consideration to Founders. As consideration for Founders’ obligations pursuant to Section 1 above, SPAC shall provide consideration as provided in this Section 2.

(a) Pledge Shares; Pledge Warrants. Within sixty-one (61) days after the Effective Date, SPAC shall issue to Founders: (i) a number of newly issued shares of SPAC Class A Common Stock as provided on Exhibit C (the “Pledge Shares”), and (ii) warrants to purchase the number of shares provided on Exhibit C, which shall be exercisable for five (5) years from issuance at an exercise price of $11.50 per share (the “Pledge Warrants”).

(b) Lockup Shares. If the Backstop Agreement or the Trust Agreement is not terminated prior to the Lockup Expiration Date, then SPAC shall issue to Founders newly issued shares of SPAC Class A Common Stock (the “Lockup Shares”). SPAC shall issue the Lockup Shares within ten (10) Trading Days following the termination of the Backstop Agreement. The number of Lockup Shares issuable to each Founder shall be equal to: (i) (A) the number of Trust Shares for such Founder provided on Exhibit C, divided by (B) the simple average of the daily VWAP of the SPAC Class A Common Stock during the five (5) Trading Days prior to the date of the termination of the Backstop Agreement, subject to a minimum of $6.50 per share, multiplied by (C) the Guarantee Price (as defined hereafter), minus (ii) the number of Trust Shares for such Founder provided on Exhibit C. The “Guarantee Price” shall be determined as follows:

(1)	$10.00, if the Backstop Agreement is terminated between 1-29 calendar days after the Lock Expiration Period;

(2)	$10.50 if the Backstop Agreement is terminated between 30-59 calendar days after the Lock Expiration Period;

(3)	$11.00, if the Backstop Agreement is terminated between 60-89 calendar days after the Lock Expiration Period;

(4)	$11.50, if the Backstop Agreement is terminated between 90-119 calendar days after the Lock Expiration Period;

(5)	$12.00, if the Backstop Agreement is terminated between 120-149 calendar days after the Lock Expiration Period;

(6)	$12.50, if the Backstop Agreement is terminated between 150-179 calendar days after the Lock Expiration Period; or

(7)	$13.00, if the Backstop Agreement is terminated 180 calendar days or more after the Lock Expiration Period.

(c) Return Shares. After the purchase of Class A Preferred Units from Pogo Royalty pursuant to the Backstop Agreement, each such Founder (each, a “Selling Founder”) shall immediately (but no longer than two (2) Trading Days) transfer the purchased Class A Preferred Units to SPAC. Within ten (10) Trading Days following the transfer of the Class A Preferred Units to SPAC, SPAC shall issue to such Selling Founder a number of newly issued shares of SPAC Class A Common Stock equal to the number of Trust Shares sold by such Selling Founder to meet such Selling Founder’s obligations under the Backstop Agreement to purchase the Class A Preferred Units (the “Return Shares” and together with the Pledge Shares, the Pledge Warrants, and the Lockup Shares, the “Securities”).

Section 3. Representations and Warranties of the Company. As a material inducement to the Founders to enter into this Agreement, the Company hereby represents and warrants that:

(a) Organization and Corporate Power. The Company is a corporation, which is duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite power and authority to carry out the transactions contemplated by this Agreement.

(b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party, or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

(c) Title to Securities. Upon issuance in accordance with the terms hereof, the Founders will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Securities may be subject which have been notified to the Founders in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Founders

(d) No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions contemplated by this Agreement or seeks to recover damages or to obtain other relief in connection with such transactions.

Section 4. Representations, Warranties, and Agreements of the Founders. As a material inducement to the Company to enter into this Agreement, the Founders hereby each , severally and not jointly, represent and warrant to the Company and agrees with the Company as follows::

(a) No Government Recommendation or Approval. Such Founder understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

(b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Founder of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of such Founder, if applicable, (ii) any agreement, indenture or instrument to which such Founder is a party or (iii) any law, statute, rule or regulation to which such Founder is subject, or any agreement, order, judgment or decree to which such Founder is subject.

(c) Organization and Authority. Such Founder possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by such Founder, this Agreement is a legal, valid and binding agreement such Founder, enforceable against such Founder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) Experience, Financial Capability and Suitability. Such Founder is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Founder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Founder must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Such Founder is able to bear the economic risks of an investment in the Securities and to afford a complete loss of such Founder’s investment in the Securities.

(e) Accredited Investor. Such Founder represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

(f) Investment Purposes. Such Founder is acquiring the Securities solely for investment purposes, for such Founder’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Such Founder did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(g) Restrictions on Transfer. Such Founder understands the Securities are being offered and issued in a transaction not involving a public offering within the meaning of the Securities Act (including, without limitation, Section 4(a)(2) and/or Regulation 506(b)). Such Founder understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and such Founder understands that the certificates or book-entries representing the Securities will contain a legend in respect of such restrictions. If in the future such Founder decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Such Founder agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, such Founder may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, such Founder agrees not to resell the Securities.

(h) No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of such Founder in connection with the transactions contemplated by this Agreement.

(i) No Bad Actor. Such Founder hereby represents that none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) is applicable to such Founder or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Founder hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Founder or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this paragraph, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the such Founder’s securities for purposes of Rule 506(d) of the Act.

(j) Anti-Terrorism. Such Founder is not a Person with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC, such Persons, “Specially Designated Nationals and Blocked Persons”) or otherwise. Neither such Founder nor any Person who owns an interest in such Founder is a Person with whom a U.S. Person, including a United States financial institution as defined in 31 U.S.C. 5312, as periodically amended, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(k) Accredited Investor Verification. Upon request by the Company, each Founder shall deliver to the Company a letter from its legal counsel verifying its status as an accredited investor as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and such letter to be made in a form acceptable to the Company and its counsel.

Section 5. Restrictions on Transfer.

(a) Securities Law Restrictions. Each Founder agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) such Founder received prior written consent of the Company, (b) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (c) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

(b) Restrictive Legends. Any certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

(c) Registration Rights. Each Founder acknowledges that the Securities are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met.

Section 6. No Short Selling. Until this Agreement is terminated, the Founders will not engage in any transaction which is designed to sell short the SPAC Class A Common Stock of the Company or any other publicly traded securities of the Company.

Section 7. Termination. This Agreement shall automatically be terminated upon the issuance of all Securities issuable, or potentially issuable, pursuant to Section 1 hereof. In addition, this Agreement may be terminated at any time prior to such date by mutual written consent of the Company a Majority of Founders.

Section 8. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Majority of Founders” means, at any time of determination, the holders of more than fifty percent (50%) of the Trust Shares.

“Person” means an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

“Trading Day” means any days during the course of which the Principal Market on which the SPAC Class A Common Stock is listed or admitted to trading is open for the exchange of securities.

“VWAP” means, for any Trading Day, the per share daily volume weighted average price of the Common Stock for such Trading Day on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB, the OTCBB or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, or, if such price is not available, “VWAP” shall mean the market value per share of SPAC Class A Common Stock on such Trading Day as determined, using a volume-weighted average method.

Section 9. Miscellaneous.

(a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by the Company without the prior written consent of a Majority of Founders or by any Founder without the prior written consent of the Company.

(b) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation.

(f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(g) Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(h) Governing Law. This Agreement will be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

(i) Notices. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile, by email or by registered or certified mail, postage prepaid, as follows or at such other address as any party may notify the other party of from time to time:

If to the Company:

HNR Acquisition Corp

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Attention: Donald W. Orr, President

Email: donald.orr@hnra-nyse.com

with copies (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention Matthew Ogurick

Email: mogurick@pryorcashman.com

HNR Acquisition Corp

10142 Holly Chase Drive

Houston, Texas 77042

Attention: David M. Smith, General Counsel

Email: dmsmith@hnra-nyse.com

If to a Founder, at the addresses reflected in Exhibit C.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Founder Pledge Agreement on the date first written above.

COMPANY:

HNR ACQUISITION CORP

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	Chief Financial Officer

Signature Page to

Founder Pledge Agreement

FOUNDERS:

JVS ALPHA PROPERTY, LLC

By:	/s/ Joseph Salvucci, Jr.
Name:	Joseph Salvucci, Jr.
Title:	Vice President

Signature Page to

Founder Pledge Agreement

FOUNDERS:

DANTE CARAVAGGIO, LLC

By:	/s/ Dante Caravaggio
Name:	Dante Caravaggio
Title:	Sole Member

Signature Page to

Founder Pledge Agreement

FOUNDERS:

/s/ Alan T. Cooke
Alan T. Cooke

Signature Page to

Founder Pledge Agreement

FOUNDERS:

/s/ Jesse Allen
Jesse Allen

Signature Page to

Founder Pledge Agreement

FOUNDERS:

/s/ Byron Blount
Byron Blount

Signature Page to

Founder Pledge Agreement

FOUNDERS:

/s/ John McKee
John McKee

Signature Page to

Founder Pledge Agreement

EXHIBIT A

Form of Backstop Agreement

BACKSTOP AGREEMENT

This Backstop Agreement (the “Agreement”) is made as of [________], 2023 (the “Execution Date”) by and among Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), HNR Acquisition Corp., a Delaware corporation (the “Company” or the “SPAC”), HNRA Upstream, LLC, a Delaware limited liability company (“OpCo”), and the persons listed as Founders on the signature pages hereto (individually, each a “Founder” and, collectively, the “Founders”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), the Company, OpCo and HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”), solely with respect to Section 6.20 thereof, entered into that certain Amended and Restated Membership Interest Purchase Agreement, dated as of August 28, 2023 (as amended from time to time, the “MIPA”), pursuant to which, OpCo agreed to acquire and accept from Seller, and Seller agreed to contribute, assign and convey to OpCo, all of Seller’s right title and interest to 99.0% of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo”);

WHEREAS, pursuant to the MIPA, OpCo will amend and restate its limited liability company agreement (the “A&R LLC Agreement”) whereby OpCo will authorize the issuance of 2,000,000 units as the Class A Convertible Preferred Units (the “Class A Preferred Units”);

WHEREAS, as part of the Aggregate Consideration (as defined in the MIPA) to be paid to Pogo Royalty by OpCo pursuant to the MIPA, OpCo has agreed to issue up to 2,000,000 Class A Preferred Units to Pogo Royalty (such number of shares of Class A Preferred Units actually issued to Pogo Royalty, the “Seller Units”) concurrent with the closing of the transactions contemplated by the MIPA (such date, the “Effective Date”);

WHEREAS, upon issuance of the Class A Preferred Units to Pogo Royalty, the Founders have agreed to place into trust certain shares of the Company’s Class A common stock, par value $0.0001 per share (the “SPAC Class A Common Stock”), held by the Founders and to purchase certain Seller Units from Pogo Royalty pursuant to the terms and conditions of this Agreement; and

WHEREAS, prior to the Effective Date, the Founders will have given binding instructions to place at least 1,300,000 shares of SPAC Class A Common Stock as reflected on Exhibit A (the “Trust Shares”) into trust once all Trust Shares are not restricted by transfer (the “Lockup Expiration Date”) pursuant to Section 3 of that certain letter agreement, by and between the SPAC and the Sponsor, dated February 10, 2022 (the “Letter Agreement”), and to be governed by a trust agreement, in a form mutually agreed to by the parties, by and among the Founders and a trustee or broker, mutually agreeable between the parties (the “Trust Agreement”) whereby the Founders will agree not to sell or borrow against the Trust Shares, except for purposes of financing the purchase of Seller Units as governed by this Agreement and the Trust Agreement until the termination of this Agreement or with the prior written consent of Pogo Royalty.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Trust Account. On the Lockup Expiration Date, the Founders agree to place the Trust Shares into a trust account pursuant to the terms of the Trust Agreement. In addition, the Company and OpCo agree to use their reasonable best efforts to cause, prior to December 31, 2023, additional Persons who are subject to the Letter Agreement to place shares of SPAC Class A Common Stock into escrow and execute joinders to this Agreement and the Trust Agreement so that the total aggregate number of shares of SPAC Common Stock subject to the Trust Agreement equals 1,500,000. Upon signing joinders to this Agreement, such Persons shall be considered “Founders” hereunder and such shares shall be considered “Trust Shares.”

Section 2. Grant of Put Option.

(d) Right to Sell. Subject to the terms and conditions of this Agreement, at any time on or after the Lockup Expiration Date up to the and until the date this Agreement is terminated in accordance with Section 8 herein, Pogo Royalty shall have the right (the “Put Right”), but not the obligation, to cause the Founders to, jointly and severally, purchase Seller Units at the Put Purchase Price (as defined below) as indicated in the Put Exercise Notice (as defined below), subject to the Put Maximum (as defined below). The Put Right may only be exercised by Pogo Royalty up to two (2) times prior to the termination of this Agreement.

(e) Procedures. If Pogo Royalty desires to sell any of Seller Units pursuant to Section 2(a), Pogo Royalty shall deliver to the Founders a written notice (the “Put Exercise Notice”) exercising the Put Right and specifying the number of Seller Units to be sold up to the Put Maximum (the “Put Units”) by Pogo Royalty to the Founders and the closing date, which shall take place no less than 30 days following receipt by Founder of the Put Exercise Notice (each a “Put Right Closing Date”). By delivering the Put Exercise Notice, Pogo Royalty will represent to the Founders that (A) Pogo Royalty has full right, title, and interest in and to the Put Units, (B) Pogo Royalty has all the necessary power and authority and has taken all necessary action to sell such Put Units as contemplated by this Section 2 and (C) the Put Units are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement or the A&R LLC Agreement.

(f) Consummation of Sale. The Founders will pay the Put Purchase Price in full for the Put Units by wire transfer of immediately available funds to the account(s) of Pogo Royalty as designated by Pogo Royalty on the Put Right Closing Date.

(g) Cooperation. The Founders and Pogo Royalty shall each take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 2, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate; provided, that such documents shall not impose any liability on Pogo Royalty.

(h) Closing. At the closing of any sale and purchase pursuant to this Section 2, Pogo Royalty shall deliver to the Founders a certificate or certificates representing the Put Units to be sold (if any) or by such other transfer as contemplated by the A&R LLC Agreement, accompanied by limited liability company unit powers and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the Put Purchase Price.

Section 3. Put Purchase Price. In the event Pogo Royalty exercises the Put Right hereunder, the purchase price per unit at which the Founders shall be required to purchase the Put Units (the “Put Purchase Price”), shall be equal to the Original Liquidation Preference plus the product of (i) the number of days elapsed since the Effective Date and (ii) the Original Liquidation Preference divided by 730. The “Original Liquidation Preference” shall be $10.00 per Seller Unit.

Section 4. Representations and Warranties of the Company. As a material inducement to the Founders to enter into this Agreement and purchase the Put Units, the Company and OpCo hereby represents and warrants that:

(e) Organization and Corporate Power. The Company and OpCo is, respectively, a corporation and a limited liability company, each of which is duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each of the Company and OpCo has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite power and authority to carry out the transactions contemplated by this Agreement.

(f) Capital Stock. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued. All of the issued and outstanding units of OpCo have been duly and validly authorized and issued. All Class A Preferred Units to be purchased by the Founders from Pogo Royalty pursuant to Section 2 have been duly authorized, and are validly issued, fully paid and nonassessable.

(g) Authorization; No Breach; Compliance with Laws. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which either the Company or OpCo is a party have been duly authorized by either the Company or OpCo, as applicable. The execution, delivery and performance of this Agreement by either the Company or OpCo and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either the Company or OpCo is a party or by which either the Company or OpCo is bound or to which any of the property or assets of the Company or OpCo is subject, (ii) result in any violation of the provisions of the charter, by-laws or equivalent organizational documents of the Company or OpCo or (iii) result in any violation of any statute, including, without limitation, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either the Company or OpCo any of their properties or assets. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by either the Company or OpCo and the consummation of the transactions contemplated hereby.

(h) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of either the Company or OpCo, or any of their Affiliates who might be entitled to any fee, commission or reimbursement of expenses as a result of consummation of the transactions contemplated hereby.

Section 5. Representations and Warranties of the Founders. As a material inducement to the Company and Pogo Royalty to enter into this Agreement, the Founders hereby, jointly and severally, represent and warrant that:

(l) Authorization; No Breach. The execution of this Agreement by the Founders and the consummation by the Founders of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Founder is a party or by which such Founder is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Founder or its property or assets in each case in a manner that would adversely impact the Founders’ ability to purchase the Put Units hereunder; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable federal and state securities laws in connection with the purchase of the Put Units, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Founders and the consummation by the Founders of the transactions contemplated hereby in each case in a manner that would adversely impact the Founders’ ability to purchase the Put Units and perform its obligations hereunder.

(m) Share Ownership. Each Founder has full right, title, and interest in and to the shares of SPAC Class A Common Stock as reflected on Exhibit A, and such shares of SPAC Class A Common Stock are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement and the Letter Agreement.

(n) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Founders who might be entitled to any fee, commission or reimbursement of expenses from either the Company or any of its Affiliates as a result of consummation of the transactions contemplated hereby.

Section 6. Sales to Company or Sales to Founders, individually. From time to time, upon mutual agreement between the Company and Pogo Royalty, the Company may purchase Seller Units from Pogo Royalty, and Pogo Royalty may sell Seller Units to the Company, at the Put Purchase Price in accordance with the terms of this Agreement, without giving effect to the Put Maximum. From time to time, upon mutual agreement between Pogo Royalty and any individual Founder or group of Founders, such Founder(s) may purchase Seller Units from Pogo Royalty, and Pogo Royalty may sell Seller Units to such Founder(s), at the Put Purchase Price in accordance with the terms of this Agreement, without giving effect to the Put Maximum. If the parties agree to purchase Seller Units pursuant to this Section 6 within the first 30 days following the original issuance date of the Class A Preferred Units, the purchase price for any amount of Seller Units in excess of $10,000,000 will be at the Original Liquidation Preference.

Section 7. No Short Selling. Until this Agreement is terminated, neither Pogo Royalty nor any of its Affiliates will engage in any transaction which is designed to sell short the SPAC Class A Common Stock of the Company or any other publicly traded securities of the Company. In addition, Pogo Royalty represents that as of the date of this Agreement, neither it nor any of its Affiliates has any existing short position in the SPAC Class A Common Stock, nor has Pogo Royalty or any of its Affiliates executed any derivative instruments with any third party, which in either case is designed to dispose of the SPAC Class A Common Stock.

Section 8. Termination. This Agreement shall automatically be terminated on earlier of: (i) the date that is 6 months following the Lockup Expiration Date and, (ii) if the Put Right is exercised by Pogo Royalty, the last possible Put Right Closing Date. In addition, this Agreement may be terminated at any time prior to such date by mutual written consent of the Company, Pogo Royalty, and the Founders.

Section 9. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Person” means an individual, a partnership, a corporation, a limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Put Maximum” means, (i) at the time of the first Put Exercise Notice, the number of Seller Units with a Put Purchase Price equal to the amount that equals the (a) simple average of the daily VWAP of the SPAC Class A Common Stock during the five (5) Trading Days prior to the date of the Put Exercise Notice, multiplied by (b) the Trust Shares, multiplied by (c) 0.50; and (ii) at the time of the second Put Exercise Notice, the number of Seller Units with a Put Purchase Price equal to the amount that equals the greater of (a) the (A) Put Maximum at the time of the first Put Exercise Notice, minus (B) the total Put Purchase Price paid by the Founders at the time of the first Put Right Closing Date, and (b) the (A) simple average of the daily VWAP of the SPAC Class A Common Stock during the five (5) Trading Days prior to the date of the second Put Exercise Notice, multiplied by (B) the Trust Shares, multiplied by (C) 0.50, minus (D) the total Put Purchase Price paid by the Founders at the time of the first Put Right Closing Date.

“Trading Day” means any days during the course of which the Principal Market on which the SPAC Class A Common Stock is listed or admitted to trading is open for the exchange of securities.

“VWAP” means, for any Trading Day, the per share daily volume weighted average price of the Common Stock for such Trading Day on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB, the OTCBB or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, or, if such price is not available, “VWAP” shall mean the market value per share of SPAC Class A Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm reasonably acceptable to Pogo Royaltys.

Section 10. Miscellaneous.

(j) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party, including, without limitation, by nature of sale of Seller Units to a third-party, without the prior written consent of the other parties hereto, which such consent shall not be unreasonably withheld, conditioned, or delayed. For the avoidance of doubt, the Put Right does not transfer with the sale, transfer or change of ownership of any Class A Preferred Unit without the express approval of the Company.

(k) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(l) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

(m) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(n) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation.

(o) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(p) Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

(q) Governing Law. This Agreement will be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

(r) Notices. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile, by email or by registered or certified mail, postage prepaid, as follows or at such other address as any party may notify the other party of from time to time:

If to Pogo Royalty:

CIC Pogo LP

Oak Lawn Hall at Old Parkland

3879 Maple Avenue

Suite 400

Dallas, TX 75219

Attention: Chris Cowan

Email: ccowan@cicpartners.com

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Ave. Suite 900

Dallas, Texas 75201

Attention: Jon Platt

Email: jonplatt@bakerbotts.com

If to the Company or OpCo:

HNR Acquisition Corp

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Attention: Donald W. Orr, President

Email: donald.orr@hnra-nyse.com

with copies (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention Matthew Ogurick

Email: mogurick@pryorcashman.com

HNR Acquisition Corp

10142 Holly Chase Drive

Houston, Texas 77042

Attention: David M. Smith, General Counsel

Email: dmsmith@hnra-nyse.com

If to a Founder, at the addresses reflected in Exhibit A

EXHIBIT B

Form of Trust Agreement

SHARE ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of November 15, 2023, by and among the persons listed as Founders on the signature pages hereto (individually, each a “Founder” and, collectively, the “Founders”), Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), HNR Acquisition Corp, a Delaware corporation (the “Company” or the “SPAC”), and Continental Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”).

WHEREAS, CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), the Company, HNRA Upstream, LLC, a Delaware limited liability company (“OpCo”) and HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”), solely with respect to Section 6.20 thereof, entered into that certain Amended and Restated Membership Interest Purchase Agreement, dated as of August 28, 2023 (as amended from time to time, the “MIPA”), pursuant to which, OpCo agreed to acquire and accept from Seller, and Seller agreed to contribute, assign and convey to OpCo, all of Seller’s right title and interest to 99.0% of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company;

WHEREAS, pursuant to the MIPA, OpCo will amend and restate its limited liability company agreement (the “A&R LLC Agreement”) whereby OpCo will authorize the issuance of 2,000,000 units as the Class A Convertible Preferred Units (the “Class A Preferred Units”);

WHEREAS, as part of the Aggregate Consideration (as defined in the MIPA) to be paid to Pogo Royalty by OpCo pursuant to the MIPA, OpCo has agreed to issue up to 2,000,000 Class A Preferred Units to Pogo Royalty (such number of shares of Class A Preferred Units actually issued to Pogo Royalty, the “Seller Units”) concurrent with the closing of the transactions contemplated by the MIPA; and

WHEREAS, in connection with the MIPA, Pogo Royalty, the Company, OpCo, and the Founders have entered into that certain Backstop Agreement (the “Backstop Agreement”) as of the date even herewith, pursuant to which, the Founders have agreed to place up to 1,300,000 shares as reflected on Exhibit A (the “Escrow Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “SPAC Class A Common Stock”) owned by the Founders into an account once all Escrow Shares are not restricted by transfer (the “Lockup Expiration Date”) pursuant to Section 3 of that certain letter agreement, by and between the SPAC and the Sponsor, dated February 10, 2022, whereby the Founders will agree not to sell or borrow against the Escrow Shares, except for purposes of financing the purchase of the Seller Units (as defined in the Backstop Agreement) governed by the Backstop Agreement and this Agreement until the termination of the Backstop Agreement or with the prior written consent of Pogo Royalty; and

WHERAS, in connection with the MIPA and the Backstop Agreement (collectively, the “Underlying Agreements”), Pogo Royalty, the Company, and the Founders (the “Parties”) desire to deliver the Escrow Shares to be held in escrow and disbursed in accordance with this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:

1. Appointment

(a) The Founders and Pogo Royalty hereby appoint the Escrow Agent as its escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the MIPA or the Backstop Agreement pursuant to this Agreement.

2. Escrow Shares

(a) Upon the Lockup Expiration Date, the Founders shall deposit with the Escrow Agent the Escrow Shares. The Escrow Agent shall hold the Escrow Shares as a book-entry position registered in the name of “Continental Stock Transfer & Trust as Escrow Agent for the benefit of [FOUNDER NAME].”

(b) During the term of this Agreement, the Founders shall have the right to exercise voting rights with respect to the Escrow Shares, in proportion to their holdings as described on Exhibit A. With respect to any matter for which the Escrow Shares are permitted to vote, the Escrow Agent shall vote, or cause to be voted the Escrow Shares as directed by the Founders. In the absence of direction from the Founders, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

(c) During the term of this Agreement, the Founders shall not Transfer, and the Escrow Agent shall not permit the Transfer, of the Escrow Shares, except as provided in Section 3 of this Agreement. For the purposes of this Agreement, “Transfer” means, with respect to an Escrow Share, directly or indirectly, any sale, assignment, transfer by bequest, devise or descent, conveyance (including a conveyance in trust), granting of an encumbrance, hypothecation, or pledge, or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. For purposes of this Agreement, a Transfer includes, without limitation, a transfer of the Escrow Shares to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) and the transfer of, or entering into an agreement with respect to, voting control over the Escrow Shares by proxy or otherwise; provided, however, that the following will not be considered a Transfer: (i) the grant of a revocable proxy to officers or directors of the Company at the request of the Board of Directors of the Company, in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board of Directors of the Company, or (ii) any acquisition or disposition (including by judicial determination) of a community property interest in the Escrow Shares that does not result in a disposition by a holder the Escrow Shares of either his or her economic interest in such Escrow Shares or an acquisition of exclusive voting control by another person (including the spouse or former-spouse of such holder) of the Escrow Shares.

(d) [RESERVED].

(e) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the SPAC Class A Common Stock, other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of the Agreements.

(f) The Parties agree that the Escrow Shares shall (i) not be subject to set off by the Escrow Agent or any of its affiliates, (ii) not be subject to any attachment, mortgage, lien, pledge, charge, hypothecation, right of third person, assessment, security interest or encumbrance of any kind, whether consensual, statutory, or otherwise, any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing, any trustee process or any other judicial process of any creditor of any Party or the Escrow Agent (a “Lien”), other than Liens arising pursuant to applicable securities laws, and (iii) be held and disbursed solely for the purposes and in accordance with the terms of this Agreement, except as otherwise provided in Section 11 below.

3. Disposition and Termination.

(a) Except as provided in Section 3(d) below, the Escrow Agent shall allow a Transfer or disburse the Escrow Shares or any part thereof only in accordance with and upon: (i) written instructions of each of Pogo Royalty and the Founder whose Escrow Shares are at interest (a “Joint Written Direction”), duly executed by an authorized person of Pogo Royalty and the Founder whose Escrow Shares are at interest (or counterparts thereof), or (ii) a written instruction, order or judgment (x) which has not been reversed, stayed, modified, amended, enjoined, set aside, annulled or suspended, (y) with respect to which no request for a stay, motion or application for reconsideration or rehearing, notice of appeal or petition for certiorari is filed within the deadline provided by applicable statute or regulation or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought and (z) as to which the deadlines for filing such request, motion, petition, application, appeal or notice referred to in clause (y) above have expired of a court of competent jurisdiction (a “Final Order”).

(b) Not later than five (5) Business Days after receipt of a Joint Written Direction or five (5) Business Days after receipt of a Final Order, in either case, directing the Escrow Agent to permit the Transfer or disbursement of the Escrow Shares in accordance with the terms and provisions of such Joint Written Direction or Final Order, the Escrow Agent shall disburse such Escrow Shares in accordance therewith.

(c) Any Joint Written Direction or Final Order may instruct the Escrow Agent to release all or any portion of the remainder Escrow Shares.

(d) Upon the date that is six (6) months following the Lockup Expiration Date, the Escrow Agent shall release all remaining Escrow Shares to the Founders in proportion to the Founder’s holdings on Exhibit A.

(e) Upon the delivery of all the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement, this Agreement shall terminate, subject to the provisions of Section 6.

(f) Unless otherwise directed in a Joint Written Direction or Final Order, if, pursuant to any distribution made in accordance with this Section 3, the Escrow Agent will deliver Escrow Shares to a Founder (or its designee), the Escrow Agent shall also concurrently deliver to such person all dividends received on account of such shares and held by the Escrow Agent at such time.

4. Escrow Agent.

(a) The Escrow Agent hereby agrees and covenants with the Parties that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Shares to anyone, except pursuant to the express terms of this Agreement or as otherwise required by applicable law. The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document by or between any other person or entity, in connection herewith, if any, including without limitation the Underlying Agreement or nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b) In the event of any conflict between the terms and provisions of this Agreement, those of the Underlying Agreements, or any other agreement by or between any other person or entity, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 2 hereof and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either or the beneficiary. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgement of a court of competent jurisdiction agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5. Succession.

(a) The Parties, acting jointly, may remove the Escrow Agent at any time, with or without cause, by giving to the Escrow Agent fifteen (15) calendar days’ advance notice in writing of such removal signed by the authorized representatives of each Party. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to specifying a date when such resignation a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor escrow agent has been appointed in accordance with this Section 5. If the Founders and Pogo Royalty have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of a final order or judgement of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall ease and terminate, subject to the provisions of Section 7 below. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2, which such compensation and expenses shall be paid by the Company. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. The obligations set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7. Indemnity

(a) The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the Nature of Interpleader in any state of federal court located in New York County, State of New York.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action take or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Founders acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Founders’ identity including without limitation name, address and organizational documents (“identifying information”). The Founders agrees to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the Internal Revenue Service or other taxing authority.

9. Notices.

(a) All communications hereunder shall be in writing and all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to a Founder, at the addresses reflected in Exhibit A.

If to the Escrow Agent:

Continental Stock Transfer and Trust
One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention:

If to Pogo Royalty:

CIC Pogo LP

Oak Lawn Hall at Old Parkland

3879 Maple Avenue

Suite 400

Dallas, TX 75219

Attention: Chris Cowan

Email: ccowan@cicpartners.com

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Ave. Suite 900

Dallas, Texas 75201

Attention: Jon Platt

Email: jonplatt@bakerbotts.com

If to the Company:

HNR Acquisition Corp

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Attention: Donald W. Orr, President

Email: donald.orr@hnra-nyse.com

with copies (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention Matthew Ogurick

Email: mogurick@pryorcashman.com

HNR Acquisition Corp

10142 Holly Chase Drive

Houston, Texas 77042

Attention: David M. Smith, General Counsel

Email: dmsmith@hnra-nyse.com

(b) Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10. Security Procedures.

(a) Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 2 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(b) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of the Company (collectively, the “Senior Officers”), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c) The Founders acknowledge that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account of recipient designated by the Founders in writing.

11. Compliance with Court Officers. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement of decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree by subsequently reversed, modified, annulled, set aside or vacated.

12. Miscellaneous.

(a) Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party hereto except as provided in Section 5.

(b) This Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement.

(c) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(e) If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(f) A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

(g) The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Company, the Founders, or Pogo Royalty any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

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EXHIBIT C

Founders

Name	Number of Initial Trust Shares	Number of Pledge Shares	Number of Pledge Warrants
Alan T. Cooke	40,000	4,000	4,000
Jesse Allen	30,000	3,000	3,000
Byron Blount	25,000	2,500	2,500
John McKee	10,000	1,000	1,000
JVS Alpha Property, LLC	940,000	94,000	94,000
Dante Caravaggio, LLC	300,000	30,000	30,000

C-1